                                                                    Exhibit 99.1

                              [LOGO OF HOMESTORE]

                                 homestore(TM)

                    HOMESTORE ANNOUNCES ACCOUNTING INQUIRY


WESTLAKE VILLAGE, CA--December 21, 2001--Homestore.com, Inc. (NASDAQ: HOMS) announced today that the Audit Committee of its Board of Directors is conducting an inquiry of certain of the company's accounting practices. The Audit Committee has retained independent counsel and independent accountants to assist it in connection with the inquiry. While it is not yet possible to predict the results of the inquiry, based on the inquiry to date, the company has determined that it will restate certain of its financial statements. The extent of the restatement and the periods it will cover has not yet been determined. The Audit Committee and the company are firmly committed to completing a thorough, expeditious inquiry of these matters in an independent, objective manner.

The Audit Committee has informed the Staff of the Securities and Exchange Commission of the existence of the inquiry.

The company continues to be focused on and committed to serving its customers. It is not expected that the inquiry will have a material adverse effect on serving our customers.

ABOUT HOMESTORE
Homestore.com, Inc. (NASDAQ: HOMS) is the leading supplier of online media and technology solutions to the home and real estate industry. Through its family of Web sites, the company offers consumers Everything Home including the largest online source of homes for sale. The company's leading Web sites include flagship site REALTOR.com/(R)/, the official Web site of the National Association of REALTORS/(R)/; HomeBuilder.com, a new homes destination; Homestore Apartments & Rentals; and Homestore.com, a home information resource. Content is available through the AOL House & Home Channel. Homestore also develops and sells technology to help home and real estate professionals connect with their online audience and work more efficiently. For more information log on to: http://www.homestore.com/corporateinfo.
       --------------------------------------

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward- looking statements are subject to material risks and uncertainties and investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. Reported results should not be considered as an indicator of future performance. Risks and uncertainties that may affect our future results include, but are not limited to, the following: our ability to maintain and manage favorable agreements and relationships with the National Association of REALTORS (R), the National Association of Home Builders, other individuals and entities in the real estate professional community, and Internet portals; our ability to continue to obtain a large percentage of available real estate property listings; acceptance by consumers and real estate professionals of our business model; our ability to manage rapid growth, both internally and through acquisitions; the success of strategic alliances and joint ventures that we enter into; cyclical, seasonal and other changes in the real estate markets; seasonality and other fluctuations in the company's financial results; our ability to maintain high reliability for our server-based Web services; our ability to protect our intellectual property; uncertainty as to the timing and amount of future Internet-related revenue and profits, including revenues from advertising; the occurrence of unforeseen expenses in the future; and our ability to retain and motivate our employees. The matters discussed in this press release also involve risks and uncertainties described from time to time in our filings with the SEC. In particular, see "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2000 filed with the SEC.

                                     # # #

Financial contact:
DeLise Keim
(805) 557-2599
delise.keim@homestore.com

Media contact:
Gary Gerdemann
(805) 557-3597
gary.gerdemann@homestore.com